November 2018 Vector Group Ltd. owns Liggett Group, Vector Tobacco and New Valley. New Valley owns a 70% interest in Douglas Elliman. TOBACCO EXECUTIVE MANAGEMENT • Fourth-largest cigarette manufacturer in the U.S. with a strong family of brands — Pyramid, Howard M. Lorber Grand Prix, Liggett Select, Eve and Eagle 20’s — representing 14% share of the discount market. President and Chief Executive Officer • Focused on brand strength and long-term profit growth, while continuing to evaluate Richard J. Lampen opportunities to pursue incremental volume and margin growth. Executive Vice President • Annual cost advantage due to favorable treatment under the Master Settlement Agreement that J. Bryant Kirkland III ranged between $163 million and $169 million from 2012 to 2017. Senior Vice President, Chief Financial Officer • The only cigarette company to have reached a comprehensive settlement resolving substantially all and Treasurer of the individual Engle progeny product liability cases pending in Florida. The Engle progeny cases have represented a substantial portion of Liggett’s pending litigation. Marc N. Bell Senior Vice President, General Counsel and Secretary Ronald J. Bernstein President and Chief Executive Officer of Liggett Vector Brands COMPANY HIGHLIGHTS REAL ESTATE • Headquartered in Miami with an executive • New Valley, which owns 70.59% of Douglas Elliman Realty, LLC, is a diversified real estate office in Manhattan and tobacco operations company that is seeking to acquire additional operating companies and real estate properties. in North Carolina • New Valley has invested approximately $167 million, as of September 30, 2018, in a broad portfolio of real estate investments. • Employs approximately 1,500 people • Douglas Elliman is the largest residential real estate brokerage firm in the New York metropolitan area and the third-largest in the U.S. • Executive management and directors beneficially own 12% of the Company • Douglas Elliman’s closings totaled $28.5 billion for the last twelve months ended September 30, 2018, and it has approximately 7,000 affiliated agents and 125 offices throughout the New York • Reported cash of $3642 million and metropolitan area, South Florida, Aspen, Greenwich, Los Angeles, and Massachusetts. investments with fair value of $285 million at September 30, 2018. • Recognized as one of America’s Most Trustworthy Companies by Forbes in 2013 Adjusted EBITDA1 LTM 9/30/18 Revenues Tobacco Real Estate E-Cigarettes Corporate and Other Tobacco Real Estate $282M $257M $245M $243M $759M TOTAL $243M $268M $253M $247M $1.860B $28M $1.101B $27M $20M $11M ($12M) ($13M) ($15M) ($15M) ($13M) ($1M) ($1M) 2015 2016 2017 LTM 9/30/2018 1 Net income attributable to Vector Group Ltd. for the periods presented was approximately $60M, $71M, $85M and $80M, respectively. Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net income to Adjusted EBITDA, please see Vector Group Ltd.’s Current Reports on Forms 8-K, filed on March 8, 2016, March 1, 2017, March 1, 2018, June 14, 2018 and August 7, 2018 10-K for the fiscal year ended December 31, 2017 and Form 10-Q for the quarterly period ended September 30, 2018 (Commission File Number 1-5759) 2 At September 30, 2018 this amount includes cash at Douglas Elliman, a 70.59%-owned subsidiary, of $90 million and cash at Liggett, a wholly-owned subsidiary of $106 million. Excludes real estate investments This summary contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have identified these forward-looking statements using words such as “could” and similar expressions. These statements reflect our current beliefs. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. Contact: Emily Claffey / Ben Spicehandler / Columbia Clancy of Sard Verbinnen & Co (212) 687-8080 vectorgroupltd.com